Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated January 21, 1999 on our audits of the financial statements included in the filing on Form 10-K of Walnut Financial Services, Inc. and subsidiaries as of and for the years ended December 31, 1998 and 1997 in the Registration Statements on Form S-8 of THCG, Inc. Our report includes emphasis paragraphs regarding assertions by the U.S. Small Business Administration of the Company's violations of its rules and regulations.


                      /s/ Richard A. Eisner & Company, LLP
                                            ------------------------------------
                                            Richard A. Eisner & Company, LLP

New York, New York
March 21, 2000